UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2023

DERMTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38118	84-2870849
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12340 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code (858) 450-4222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DMTK	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2023, the Board of Directors of DermTech, Inc. (the “Company”) approved an amendment (the “Plan Amendment”) to the DermTech, Inc. 2020 Equity Incentive Plan to (i) increase the maximum number of additional shares of the Company’s common stock that may annually be reserved for issuance under the plan by operation of its “evergreen” provision from 3.5% to 5.0% of the number of shares of the Company’s common stock outstanding on the first day of January of each year and (ii) extend the period during which the “evergreen” provision of the plan will operate from ending on the second day of fiscal year 2025 to ending on the second day of fiscal year 2030. The Plan Amendment was approved by the Company’s stockholders at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) held on May 31, 2023, the results of which are reported below in Item 5.07 of this Current Report on Form 8-K.

For a description of the material features of the plan, as amended by the Plan Amendment and as approved by the Company’s stockholders on May 31, 2023, see “Summary of Material Features of our Plan” under “Proposal 4 Amendment to the DermTech, Inc. 2020 Equity Incentive Plan to Modify the Plan’s Evergreen Provision” in the proxy statement for the Annual Meeting, which description is incorporated herein by reference.

The foregoing description of the Plan Amendment and the description of the Plan Amendment contained in the proxy statement are each qualified in their entirety by reference to the full text of the Plan Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaw; Change in Fiscal Year.

On June 2, 2023, the Company filed an amendment to its Amended and Restated Certificate of Incorporation, as amended, with the Secretary of State of Delaware to increase the authorized number of shares of common stock of the Company from 50,000,000 to 100,000,000 shares (the “Amended Certificate”). The Amended Certificate was approved by the Company’s stockholders at the Annual Meeting, the results of which are reported below in Item 5.07 of this Current Report on Form 8-K.

The foregoing description of the Amended Certificate is qualified in its entirety by reference to the full text of the Amended Certificate, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company, held its 2023 Annual Meeting of Stockholders, or the Annual Meeting, on May 31, 2023. Of the Company’s 31,088,911 shares of common stock issued and outstanding and eligible to vote as of the record date of April 3, 2023, a quorum of 23,234,485 shares, or approximately 74.7% of the eligible shares, was in attendance or represented by proxy. The following actions were taken at the Annual Meeting:

Proposal 1

The stockholders elected the following nominee as Class III director of the Company, to serve until the Company’s 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier death, resignation or removal. The voting results for the nominee was as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Nathalie Gerschtein Keraudy	11,871,650	1,316,644	10,046,191

Monica Tellado’s term as a director expired at the Annual Meeting and the Board of Directors did not nominate a candidate to fill the vacancy in this election cycle. On June 1, 2023, the size of the Board of Directors was reduced to seven members.

Proposal 2

The stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase from 50,000,000 shares to 100,000,000 shares the aggregate number of shares of common stock authorized to be issued. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,633,568	2,346,571	254,346	—

Proposal 3

The stockholders did not approve an amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,059,872	884,742	243,680	10,046,191

Proposal 4

The stockholders approved an amendment to the DermTech, Inc. 2020 Equity Incentive Plan to modify the plan’s evergreen provision. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,448,982	2,550,439	188,873	10,046,191

Proposal 5

The stockholders ratified the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2023. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,768,183	291,890	174,412	—

Proposal 6

The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The voting results for the proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,675,141	1,298,058	215,095	10,046,191

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Third Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DermTech, Inc
10.1	DermTech, Inc. Amended and Restated 2020 Equity Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMTECH, INC.

Date: June 5, 2023	By:	/s/ Kevin Sun
	Name:	Kevin Sun
	Title:	Chief Financial Officer